Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Manager, Investor Relations
(617) 796-8222

CommonWealth REIT Agrees to Sell 27 Properties for $470 Million

Newton, MA (November 12, 2010):  CommonWealth REIT (NYSE: CWH) today announced that it has entered agreements to sell 27 properties (approx. 2.8 million sq.ft.) for $470 million.  These sales are expected to be completed between now and June 30, 2011.   CWH expects to use the net sales proceeds received for general business purposes, including repaying debt and new acquisitions.

CWH’s historical cost of the properties being sold is approximately $378 million and its current net book value of these properties is approximately $296 million.  Accordingly, CWH expects to realize net capital gains when all of these sales are completed of approximately $174 million.  CWH has owned these properties for an average of approximately nine (9) years.

The sales price capitalization rates for the properties to be sold based upon current annual net operating income realized at these properties is different for each property, but weighted by sales prices it averages approximately 8.4%.

The properties being sold have current average occupancy of approximately 95% (weighted by leasable sq.ft.).  The properties are majority leased to medical services providers and other tenants in medical related businesses and all of the properties are being sold to Senior Housing Properties Trust (NYSE: SNH).  SNH was formerly a 100% owned subsidiary of CWH until it was spun out of CWH in 1999.  As a result of agreements entered at the time of this spin out transaction and since then, SNH has rights of first refusal to purchase the properties being sold.  CWH continues to own 19 properties (approximately 1.8 million sq.ft.) which are subject to SNH’s rights of first refusal if and when CWH determines to sell.

Both CWH and SNH are managed by Reit Management & Research LLC (“RMR”) and have certain common trustees.  Accordingly, the sales prices for the properties to be sold were established by reference to an appraisal report by a nationally recognized real estate appraisal firm and the terms of the sales were negotiated by special committees of each company’s Board, composed of Independent Trustees who are not also trustees of the other company, represented by separate counsel.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

The sales announced today are part of a multi-year process that CWH began in 2008 to divest older properties associated with CWH’s historical emphasis on healthcare related real estate and to focus on investments in newer, primarily class A properties.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office and industrial properties throughout the United States, including approximately 17 million sq.ft. of leased industrial and commercial lands in Oahu, HI.  CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT BELIEFS AND EXPECTATIONS; BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND CWH’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH HAS AGREED TO SELL 27 PROPERTIES FOR $470 MILLION, THAT THESE SALES ARE EXPECTED TO BE COMPLETED BY JUNE 30, 2011, AND THAT CWH WILL REALIZE NET GAINS OF APPROXIMATELY $174 MILLION FROM THESE SALES.  IN FACT, THESE SALES ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE SALES.  AS A RESULT OF THESE CONDITIONS, SOME OF THESE SALES MAY NOT OCCUR OR MAY BE DELAYED AND THE PURCHASE PRICES AND THE NET GAINS REALIZED BY CWH MAY BE REDUCED;

•                  THIS PRESS RELEASE STATES THAT CWH CONTINUES TO OWN 19 PROPERTIES (APPROX. 1.8 MILLION SQ.FT.) WHICH ARE SUBJECT TO SNH’S RIGHTS OF FIRST REFUSAL.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT CWH WILL SELL THESE ADDITIONAL PROPERTIES TO SNH.  IN FACT, CWH HAS NOT DETERMINED TO SELL THESE ADDITIONAL PROPERTIES OR ANY OF THEM AND CWH CAN PROVIDE NO ASSURANCE THAT SNH WILL BE INTERESTED TO ACQUIRE THESE ADDITIONAL PROPERTIES IF AND WHEN CWH DECIDES TO SELL;

•                  THIS PRESS RELEASE STATES THAT THE SALES PRICES FOR THE PROPERTIES TO BE SOLD WERE ESTABLISHED BY REFERENCE TO AN APPRAISAL REPORT AND THAT THE SALES TERMS WERE NEGOTIATED BY SPECIAL COMMITTEES OF INDEPENDENT TRUSTEES OF EACH OF CWH AND SNH REPRESENTED BY SEPARATE COUNSEL.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT THE SALES PRICES ARE THE AMOUNTS THAT CWH MIGHT HAVE RECEIVED IN A FULLY MARKETED ARMS LENGTH TRANSACTION.  CWH AND SNH ARE BOTH MANAGED BY RMR, AND CWH AND SNH HAVE SOME COMMON TRUSTEES.  ACCORDINGLY, CWH AND SNH MAY BE CONSIDERED RELATED PARTIES AND THERE CAN BE NO ASSURANCE THAT THE SALES PRICES ACHIEVED ARE THE AMOUNTS WHICH CWH MIGHT HAVE RECEIVED AS A RESULT OF FULLY MARKETED ARMS LENGTH SALES PROCESSES; AND

•                  THIS PRESS RELEASE STATES THAT CWH EXPECTS TO USE THE SALES PROCEEDS IT RECEIVES FOR GENERAL BUSINESS PURPOSES INCLUDING NEW ACQUISITIONS AND THAT THE SALES ANNOUNCED TODAY ARE PART OF A MULTI-YEAR PROCESS BY CWH TO DIVEST OLDER PROPERTIES AND TO ACQUIRE NEWER PROPERTIES.  HOWEVER, FUTURE ACQUISITIONS BY CWH WILL DEPEND UPON PROPERTIES BECOMING AVAILABLE TO CWH AT PRICES AND ON TERMS WHICH CWH BELIEVES TO BE ATTRACTIVE.  THE AVAILABILITY OF SUCH ACQUISITIONS TO CWH IS LARGELY DEPENDENT UPON MARKET CONDITIONS WHICH ARE BEYOND CWH’S CONTROL.  ACCORDINGLY, CWH CANNOT PROVIDE INVESTORS ANY ASSURANCE THAT IT WILL BE ABLE TO INVEST ANY SALES PROCEEDS IN NEW ACQUISITIONS.

FOR THESE FOREGOING REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  OTHER FACTORS WHICH MAY CAUSE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE TO NOT OCCUR ARE DESCRIBED UNDER “ITEM 1A RISK FACTORS” IN CWH’S ANNUAL REPORT ON SEC FORM 10K FOR THE YEAR ENDED DECEMBER 31, 2009, AS THE SAME MAY HAVE BEEN OR BE REVISED OR UPDATED IN SUBSEQUENT FILINGS WITH THE SEC, EACH OF WHICH IS AVAILABLE AT THE SEC WEBSITE:  www.sec.gov.

EXCEPT AS MAY BE REQUIRED BY LAW, CWH DOES NOT INTEND TO IMPLY ANY OBLIGATION TO MAKE UPDATES OF THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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